UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2019

RH

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

On September 12, 2019, RH (the “Company”) issued a press release announcing its intention to offer $300 million aggregate principal amount of convertible notes due 2024. The full text of the press release is furnished hereto as Exhibit 99.1.

As discussed in the attached press release, in connection with the offering of the notes, the Company expects to use the proceeds from the offering to retire the Company’s second lien debt, reduce outstanding borrowings under the Company’s credit facility and pay the net costs of the convertible note hedge and warrant transactions. The retirement of the Company’s second lien debt would reduce interest expense by approximately $6.5 million in the second half of fiscal 2019 and $18 million on an annual basis, and would enable the Company to increase adjusted diluted earnings per share by approximately $0.20 to $0.25 this year, and $0.65 to $0.70 in fiscal 2020.

As discussed in the attached press release, in connection with the offering of the notes, the Company expects to enter into convertible note hedge and warrant transactions with one or more financial institutions, which may include the initial purchasers or their affiliates (the “hedge counterparties”).

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge and warrant transactions, the hedge counterparties and/or their affiliates may purchase shares of the Company’s common stock or enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the notes, including with certain investors in the notes. These hedging activities could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes.

In addition, the hedge counterparties and/or their affiliates may modify any hedge positions (and are likely to do so during the conversion period related to any conversion of notes or following any repurchase of notes by the Company on any fundamental repurchase date or otherwise) by entering into or unwinding various derivatives with respect to the Company’s common stock or purchasing or selling common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. These activities could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the notes, which could affect a noteholder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that a noteholder will receive upon conversion of the notes.

The information furnished with this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Some of the statements in Item 7.01 of this Form 8-K are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the proposed offering of the notes, the anticipated terms of the notes and the convertible note hedge and warrant transactions as well as any dilution impact to holders of the common stock, any implications regarding the possible future price of the Company’s common stock, the expected use of the net proceeds from these transactions, the expectation that the retirement of the Company’s second lien debt would reduce interest expense by approximately $6.5 million in the second half of fiscal 2019 and $18 million on an annual basis, the expectation that earnings per share would increase in fiscal 2019 by approximately $0.20 to $0.25 this year, and $0.65 to $0.70 in fiscal 2020, as a result of the reduction of interest expense, the Company’s expectations concerning market conditions for an offering of the notes, and any statements or assumptions underlying any of the foregoing. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in Item 7.01 of this Form 8-K. The forward-looking statements in Item 7.01 of this Form 8-K speak only as of the date of this Form 8-K and are subject to uncertainty and changes. Given these circumstances, you should not place undue reliance on these forward-looking statements. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such forward-looking statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses adjusted diluted earnings per share, a non-GAAP financial measures. We compute this measure by adjusting the applicable GAAP measure to remove the impact of certain recurring and non-recurring charges and gains and the tax effect of these adjustments. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that it provides useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The adjusted diluted earnings per share measure used by the Company in this Form 8-K may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies.

The Company’s expectations about adjusted diluted earnings per share contained in this Form 8-K do not include certain charges and costs. The adjustments to this non-GAAP financial measure in future periods are generally expected to be similar to the kinds of charges and costs excluded from such non-GAAP financial measure in prior periods, such as unusual non-cash and other compensation expense; legal claim related expenses; recall accruals; reorganization costs including severance costs and related taxes; and non-cash amortization of debt discount, among others. The exclusion of these charges and costs in future periods could have a significant impact on the Company’s adjusted diluted earnings per share estimates. The Company is not able to provide a reconciliation of such non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	RH Exploring Potential $300 Million Convertible Notes Offering.

104	Cover Page Interactive Data File–the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RH

Dated: September 12, 2019	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer